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                                                              EXHIBIT 3-a-1



                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                       ROCKWELL INTERNATIONAL CORPORATION
                         (AS AMENDED FEBRUARY 11, 1987)

                                  -------------

    FIRST: The name of the Corporation is

                       ROCKWELL INTERNATIONAL CORPORATION



    SECOND: The Corporation's principal office in the State of Delaware is located at 100 West 10th Street, in the City of Wilmington, County of
New Castle. The name and address of its resident agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

    THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on, are:

         (1) To engage, directly and indirectly, in research, design, development, manufacture, acquisition, disposition, distribution and all other dealings in the fields of aircraft, launch and space vehicles, rocket propulsion, electronics and electromechanical equipment, atomic energy, missiles, components for vehicles, industrial products and equipment, farm equipment, machine parts, textile machinery, plastics and plastic products, and in all other related and unrelated fields.

         (2) To develop, obtain, purchase, hold, own, use, take, assign or grant licenses in respect of, and to sell, mortgage, or otherwise dispose of, letters patent of the United States or any other jurisdiction, and all rights connected therewith, patent rights, licenses and privileges, inventions, devices, processes and any improvements and modifications thereof, and copyrights, trademarks, trade names, trade symbols and other indications of origin or ownership, granted by, recognized by, or otherwise existing under the laws of the United States or any other jurisdiction.

         (3) To acquire the whole or any part of the property, assets, business, goodwill and rights of, and to undertake or assume the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, guaranties, liabilities and obligations of, any person, firm, association, corporation, trust or organization, and to pay for the same or any part or combination thereof in cash, shares of the capital stock, bonds, debentures, notes, or other obligations of the Corporation or otherwise, or by undertaking and assuming the whole or any part of the liabilities or obligations of the transferor; and to hold or in any manner dispose of the whole or any part of the property and assets so acquired, and to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient for the conduct of such business.

         (4) To borrow money and to issue bonds, debentures, notes, or other obligations of the Corporation of any nature or in any manner from time to time, and to secure the same by mortgage, pledge or other lien upon any or all of the property of every kind and designation, of the Corporation.

         (5) To acquire, hold, dispose of and deal in shares of its own capital stock, bonds, or other obligations from time to time to such an extent and in such manner and upon such terms as its Board of Directors shall determine; provided the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further that shares of its own capital stock belonging to the Corporation shall not be voted directly or indirectly.



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                (6) To acquire, hold, dispose of and deal in all forms of
         securities, including, but not by way of limitation, shares, stocks, bonds, debentures, notes, scrip, mortgages, evidences of indebtedness, certificates of indebtedness and certificates of interest wherever issued or created by corporations, associations, partnerships, firms, trusts, syndicates, individuals, governments, states, municipalities or other political or governmental divisions or subdivisions, or by any combinations, organizations or entities whatsoever, or issued or created by others, irrespective of their form or the name by which they may be described, and all trust, participation and other certificates of, and receipts evidencing, interest in any such securities, and to issue in exchange therefor or in payment thereof, in any manner permitted by law, its own stock, bonds, debentures or its other obligations or securities, subject to the provisions of this certificate, or to make payment therefor by any other lawful means of payment whatsoever; to exercise any and all rights, powers, and privileges of individual ownership or interest of any and all such securities or evidences of interest therein, including the right to vote thereon and to consent and otherwise act with respect thereto; to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities or evidences of interest therein, and to aid by loan, subsidy, guaranty or otherwise those issuing, creating, or responsible for any such securities or evidences of interest therein; to acquire or become interested in any such securities or evidences of interest therein, as aforesaid, by original subscription, underwriting, loan participation in syndicates or otherwise and irrespective of whether or not such securities or evidences of interest therein be fully paid or subject to further payments; to make payments thereon as called for or in advance of calls or otherwise, and to underwrite or subscribe for the same conditionally or otherwise and either with a view to investment or for resale or for any other lawful purpose.

                (7) To endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations, of any stocks, bonds, obligations or other securities or evidences of indebtedness, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the Corporation may otherwise be or become interested, of any corporation, association, partnership, firm, trust, syndicate, individual, government, state, municipality or other political or governmental division or subdivision, domestic or foreign, insofar as may be permitted by law.

                (8) To organize or cause to be organized under the laws of the State of Delaware or any other jurisdiction a corporation or corporations for the purpose of accomplishing any or all of the objects and purposes for which the Corporation is organized, to promote, manage, control, and maintain any such corporation or corporations, and to dissolve, wind up, liquidate, reorganize, merge or consolidate any such corporation or corporations.

                (9) To have one or more offices within or without the State of Delaware at which meetings of stockholders and directors may be held, and all or any part of the Corporation's business may be conducted, to carry on all or any of its operations and business, and, without restriction or limit as to amount, to purchase, lease or otherwise acquire, hold, own, develop, explore, exploit, improve, operate, enjoy, control, manage or otherwise turn to account, mortgage, sell, grant, exchange, convey or otherwise dispose of real and personal property of every kind and description, within and without the United States, subject to applicable laws.

                (10) In general, to carry on any other business whether or not related to the foregoing and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons could do.

                The foregoing clauses shall be construed as powers as well as objects and purposes, and the objects, purposes and powers specified in the foregoing clauses shall not, except where otherwise expressed, be limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but each object, purpose or power stated in the foregoing clauses of this Article shall be regarded as an independent object, purpose or power.


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        FOURTH: The total number of shares of all classes of stock which the
Corporation shall have the authority to issue is 812,000,000, of which 12,000,000 shares without par value are to be of a class designated Preferred Stock, 600,000,000 shares of the par value of $1 each are to be of a class designated Common Stock, and 200,000,000 shares of the par value of $1 each are to be of a class designated Class A Common Stock, subject, however, to the provisions of paragraph 3.4 below.

        Shares of stock of any class now or hereafter authorized may be issued by the Corporation from time to time for such consideration not less than the par value thereof as shall be fixed from time to time by the Board of Directors of the Corporation. Any and all shares of stock so issued for which the consideration so fixed has been paid or delivered to the Corporation shall be declared and taken to be fully paid stock and shall not be liable to any further call or assessments thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares. Subscriptions to, or the purchase price of, shares of stock of the Corporation may be paid for, wholly or partly, by cash, by labor done, by personal property, or by real property or leases thereof. In the absence of actual fraud in the transaction, the judgment of the Directors as to the value of such labor, property, real estate or leases thereof shall be conclusive.

        Subject only to the provisions of this Article Fourth by which the initial series of Preferred Stock is created, authority is hereby vested in the Board of Directors to issue the Preferred Stock from time to time in one or more subsequent series, with such voting powers or without voting powers, and with designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, and with such dividend rights, rights on dissolution or distribution of assets, and conversion or exchange rights, and subject to redemption at such time or times and price or prices, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors; provided, however, that the aggregate liquidation value of all shares of Preferred Stock outstanding at any one time shall not exceed $650,000,000.

        In this Article Fourth, any reference to a section or paragraph, without further attribution, within a provision relating to a particular class of stock is intended to refer solely to the specified section or paragraph of the other provisions relating to the same class of stock.

COMMON STOCK AND CLASS A COMMON STOCK

        The Common Stock and Class A Common Stock shall have the following voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof:

        1. Dividends.

        1.1. Whenever the full dividends upon any outstanding Preferred Stock for all past dividend periods shall have been paid and the full dividends thereon for the then current respective dividend periods shall have been paid, or declared and a sum sufficient for the respective payments thereof set apart, the holders of shares of the Common Stock and Class A Common Stock shall be entitled to receive such dividends and distributions, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that all such dividends or distributions shall be paid or made in equal amounts, share for share, to the holders of the Common Stock and Class A Common Stock as if a single class, except that (a) in the event that any dividend, other than the initial distribution (the "Distribution") of shares of Class A Common Stock to the holders of shares of Common Stock, shall be declared in shares of Common Stock or Class A Common Stock, such dividend shall be declared at the same rate per share on Common Stock and Class A Common Stock, but the dividend payable on shares of Common Stock shall be payable in shares of Common Stock, and the dividend payable on shares of Class A Common Stock shall be payable in shares of Class A Common Stock; and (b) any dividend described in paragraph 1.2 below may be paid as therein described. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Common Stock or Class A Common Stock, the outstanding shares of the other such class of stock shall be split, subdivided or combined

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in the same manner proportionately and on the same basis per share.
Following the Distribution to holders of Common Stock on the record date fixed for determining the holders thereof entitled to receive the Distribution (such record date being herein referred to as the "Distribution Record Date" and each such holder being herein referred to as a "Distribution Record Date Holder"), the Corporation shall not issue any shares of Class A Common Stock except (w) pursuant to this paragraph 1.1; (x) upon conversion of Series A Stock and Series B Stock (as hereinafter defined) in accordance with this Article Fourth and of the Corporation's 4 1/4% Convertible Subordinated Debentures due February 15, 1991 ("Convertible Subordinated Debentures"); (y) upon exercise of employee stock options (whether or not outstanding or exercisable on the Distribution Record Date); and (z) in connection with any contribution made by the Corporation to any employee benefit or stock ownership plan of the Corporation.

        1.2. In the event the Corporation shall distribute to the holders of the shares of Common Stock and Class A Common Stock the common stock or substantially equivalent equity securities of any subsidiary of the Corporation, the Board of Directors shall have power, but shall not be obligated, to capitalize or recapitalize such subsidiary with classes of common equity having the powers, designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, and restrictions thereof, corresponding, respectively, insofar as practicable, to those of the Common Stock and the Class A Common Stock, and the Board of Directors of the Corporation shall have power, but shall not be obligated, to distribute to the holders of shares of the Common Stock, the shares of the subsidiary with rights corresponding to those of the Common Stock, and to distribute to the holders of shares of the Class A Common Stock, the shares of the subsidiary with rights corresponding to those of the Class A Common Stock; provided, that holders of shares of Common Stock and holders of shares of Class A Common Stock shall respectively receive the same number of shares of such subsidiary per share of Common Stock and per share of Class A Common Stock held.

        2. Rights on Liquidation. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment or setting apart for payment to the holders of any outstanding Preferred Stock of the full preferential amounts to which such holders are entitled as herein provided or referred to, all of the remaining assets of the Corporation shall belong to and be distributable in equal amounts per share to the holders of the Common Stock and the holders of Class A Common Stock, as if such classes constituted a single class. For purposes of this paragraph 2, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding-up of the Corporation.

        3. Conversion of Class A Common Stock.

        3.1. The holders of Class A Common Stock shall have the right, at their option, to convert any or all such shares into shares of Common Stock of the Corporation on the following terms and conditions:

        (i) Each share of Class A Common Stock shall be convertible, at any time, at the office of any transfer agent for shares of Common Stock of the Corporation, and at such other place or places, if any, as the Board of Directors may determine, into one fully paid and nonassessable share of Common Stock of the Corporation upon surrender at such office or other place of the certificate or certificates representing the shares of Class A Common Stock so to be converted. In no event, upon conversion of any shares of Class A Common Stock into shares of Common Stock, shall any allowance or adjustment be made in respect of dividends on the Class A Common Stock or the Common Stock.

        (ii) Shares of Class A Common Stock shall be deemed to have been converted and the person converting the same shall become a holder of shares of Common Stock for the purpose of receiving dividends and for all other purposes whatsoever as of the date when the certificate or certificates for the shares of Class A Common Stock to be converted are surrendered to the Corporation as provided in paragraph 3.1(v).

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        (iii) A number of shares of Common Stock sufficient to provide, upon the basis hereinbefore set forth, for the conversion of all shares of the Class A Common Stock outstanding shall at all times be reserved by the Corporation for the exercise of the conversion rights of the holders of shares of the Class A Common Stock.

        (iv) If the Corporation shall, at any time, be consolidated or merged with, or shall sell its property as an entirety or substantially as an entirety to, any other corporation or corporations, or in the event of any recapitalization or reclassification of its shares, proper provisions shall be made as a part of the terms of each such consolidation, merger, sale, recapitalization or reclassification so that the holder of any shares of the Class A Common Stock outstanding immediately prior to such consolidation, merger, sale, recapitalization or reclassification shall thereafter be entitled to and only entitled to conversion rights upon the terms and with respect to such securities of the consolidated, merged or purchasing corporation, or with respect to such securities issued upon such recapitalization or reclassification, as such holder would have been entitled to receive upon such consolidation, merger, sale, recapitalization or reclassification if such holder had exercised the conversion privilege immediately prior thereto. The provisions of this paragraph 3.1(iv) shall similarly apply to successive consolidations, mergers, sales, recapitalizations or reclassifications.

        (v) Before any holder of Class A Common Stock shall be entitled to convert the same into Common Stock, he shall surrender his certificate or certificates for such Class A Common Stock to the Corporation at the office of a transfer agent for the Common Stock, or at such other place or places, if any, as the Board of Directors may determine, duly endorsed or accompanied if appropriate by duly executed instruments of transfer and shall give written notice to the Corporation at said office or place that he elects so to convert the shares of Class A Common Stock represented by the certificate or certificates so surrendered. Unless the Common Stock is to be issued in the name of the registered owner of the certificates surrendered, the holder shall state in writing the name or names in which he wishes the certificate or certificates for Common Stock to be issued, and shall furnish all requisite stock transfer and stock issuance tax stamps, or funds therefor. The Corporation shall as soon as practicable after such deposit of certificates for Class A Common Stock, accompanied by the written notice above prescribed, issue and deliver, at the office or place at which such certificates were deposited, to the person for whose account Class A Common Stock was so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid.

        3.2. All outstanding shares of Class A Common Stock shall automatically, without any act or deed on the part of the Corporation or any other person, be converted into shares of Common Stock on a share-for-share basis (i) at any time after the Distribution when the total number of shares of Class A Common Stock outstanding and reserved for issuance upon conversion of Preferred Stock and Convertible Subordinated Debentures and upon exercise of employee stock options is less than 10,000,000; (ii) on the tenth anniversary of the Distribution Record Date unless prior thereto the Board of Directors shall have extended the date for such conversion on one or more occasions but in no event to a date later than the fifteenth anniversary of the Distribution Record Date; (iii) if at any time the Board of Directors, in its sole discretion, determines that there has been a material adverse change in the liquidity, marketability, or market value of the outstanding Common Stock due to a delisting of the Common Stock from a national securities exchange or a national over-the-counter listing or due to requirements under applicable state securities laws in any such case attributable to the existence of the Class A Common Stock; or (iv) if the Board of Directors, in its sole discretion, elects to effect a conversion in connection with its approval of any sale or lease of all or substantially all of the Corporation's assets or any merger, consolidation, liquidation or dissolution of the Corporation. In the event of any such automatic conversion, each stock certificate theretofore representing Class A Common Stock will thereafter represent the same number of shares of Common Stock.

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        3.3. The provisions of this paragraph 3 shall be in addition to the provisions of paragraphs 5.1(i)(A)(3), 5.1(ii) and 5.1(iv), which require automatic conversion of Class A Common Stock in the circumstances provided therein.

        3.4. Shares of the Class A Common Stock converted into Common Stock as provided in paragraph 3.1 or paragraph 5 shall resume the status of authorized but unissued shares of Class A Common Stock. Upon any automatic conversion of Class A Common Stock into Common Stock pursuant to paragraph 3.2, the Class A Common Stock shall no longer be authorized for issuance.

        4. Voting.

        4.1. Except as otherwise provided by the laws of the State of Delaware or by this Article Fourth, each share of Common Stock shall entitle the holder thereof to one vote.

        4.2. Except as otherwise provided by the laws of the State of Delaware or by this Article Fourth, each share of Class A Common Stock shall entitle the holder thereof to ten votes. Except as otherwise provided herein or required by law, holders of Common Stock and Class A Common Stock shall at all times vote on all matters (including the election of directors) together as one class and together with the holders of any other series or class of stock of the Corporation accorded such class voting right.

        4.3. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and of Class A Common Stock, each voting separately as a class, shall be required to:

                (i) authorize additional shares of Class A Common Stock;

                (ii) modify or eliminate the last sentence of paragraph 1.1, above; or

                (iii) adopt any other amendment hereof that alters or changes the designations or powers or the preferences, qualifications, limitations, restrictions or the relative or special rights of either the Common Stock or the Class A Common Stock so as to affect holders of shares of such class adversely.

        5. Limitations on Transfer and Issuance of Class A Common Stock.

        5.1. (i) No person holding any share of Class A Common Stock may transfer, and the Corporation shall not register the transfer of such share of Class A Common Stock or any interest therein, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a "Permitted Transferee" of such person. The term "Permitted Transferee" shall mean only,

        (A) In the case of a holder of Class A Common Stock (a "Holder") who is a natural person and the holder of record and beneficial owner of shares subject to a proposed transfer, "Permitted Transferree" means:

                (1) The Holder, the spouse of such Holder, any lineal descendant of a grandparent of such Holder, or any spouse of such lineal descendant (herein collectively referred to as "such Holder's Family Members");

                (2) The trustee of a trust solely for the benefit of such Holder or such Holder's Family Members, provided that such trust may also grant a general or special power of appointment to one or more of such Holder's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Holder's Family Members payable by reason of the death of any of such Family Members;


                (3) A corporation if all of the outstanding capital stock of such corporation is beneficially owned by, or a partnership if all of the partners are and all of the partnership interests are beneficially owned by, the Holder and his Permitted Transferees determined under this paragraph 5.1(i)(A), provided that if by reason of any change in the ownership of such stock or partners or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferree of such Holder or his Permitted Transferrees, all shares of Class A Common Stock then held by such

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         corporation or partnership shall immediately and
         automatically, without further act or deed on the part of the Corporation or any other person, be converted into shares of Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class A Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock;

                (4) An organization established by the Holder or such Holder's Family Members, contributions to which are deductible for federal income, estate or gift tax purposes; or

                (5) The executor, administrator or personal representative of the estate of such Holder or the guardian or conservator of such Holder adjudged disabled by a court of competent jurisdiction, acting in his capacity as such.

        (B) In the case of a Holder holding the shares subject to a proposed transfer as trustee pursuant to a trust (other than a trust described in paragraph 5.1(i)(C) below), "Permitted Transferee" means (1) the person who established such trust and (2) any Permitted Transferree of such person determined pursuant to paragraph 5.1(i)(A) above.

        (C) In the case of a Holder holding shares subject to a proposed transfer as trustee pursuant to a trust which was irrevocable on the Distribution Record Date, "Permitted Transferee" means (1) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise (excluding beneficiaries of any employee benefit plan) and (2) any Permitted Transferree of any such person determined pursuant to paragraph 5.1(i) (A) above.

        (D) In the case of a Holder which is a partnership or corporation, with respect to shares of Class A Common Stock beneficial ownership of which was acquired pursuant to the Distribution or thereafter pursuant to a dividend paid in shares of Class A Common Stock or a split, subdivision or combination of shares of Class A Common Stock, or with respect to shares of Class A Common Stock beneficial ownership of which was acquired upon conversion of Convertible Subordinated Debentures or Preferred Stock or thereafter pursuant to such a dividend, split, subdivision or combination in respect of shares acquired by such conversion, "Permitted Transferee" means (1) in the case of such shares acquired pursuant to the Distribution and such shares issued in respect thereof, any partner of such partnership, or stockholder of such corporation, receiving such shares pro rata to his interest in such partnership or stock ownership in such corporation on the Distribution Record Date pursuant to a liquidating distribution or a dividend, (2) in the case of such shares acquired upon conversion and shares issued in respect thereof, any partner of such partnership, or stockholder of such corporation, receiving such shares pro rata to his interest in such partnership or stock ownership in such corporation on the date of such conversion pursuant to a liquidating distribution or a dividend or (3) in either case any Permitted Transferee of any partner or stockholder to the extent that he is a Permitted Transferee pursuant to the foregoing clauses (1) or (2), as the case may be, determined under paragraph 5.1(i)(A) above.

    (E) In the case of a Holder which is a corporation or partnership, with respect to shares of Class A Common Stock other than as described in paragraph 5.1(i)(D), "Permitted Transferee" means (1) any person who transferred to such corporation or partnership the shares that are the subject of the proposed transfer and (2) any Permitted Transferree of any such person determined under paragraph 5.1(i)(A) above.

        (F) In the case of a Holder which is an employee benefit or stock ownership plan for the benefit of employees of the Corporation or any of its subsidiaries, "Permitted Transferee" shall include any beneficiary of such plan to whom shares of stock of the Corporation may be distributed, but only as to shares so distributable.


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
        (G) In the case of a Holder who is the executor, administrator or personal representative of the estate of a deceased Holder, guardian or conservator of the estate of a disabled Holder or who is a trustee of the estate of a bankrupt or insolvent Holder, and provided such deceased, disabled, bankrupt or insolvent Holder, as the case may be, was the record and beneficial owner of the shares subject to a proposed transfer, "Permitted Transferee" means a Permitted Transferee of such deceased, disabled, bankrupt or insolvent Holder as determined pursuant to paragraph 5.1(i)(A), (D) or (E) above, as the case may be.

                (ii) Notwithstanding anything to the contrary set forth herein, any holder of Class A Common Stock may pledge his shares of Class A Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares may not be transferred to or registered in the name of the pledgee unless such pledgee is a Permitted Transferee. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class A Common Stock shall automatically, without any act or deed on the part of the Corporation or any other person, be converted into shares of Common Stock on a share-for-share basis, unless within five business days after such foreclosure or similar event such pledged shares are returned to the pledgor or transferred to a Permitted Transferee of the pledgor.

                (iii) For purposes of this paragraph 5.1:

                (A) The relationship of any person that is derived by or
              through legal adoption shall be considered a natural one.

                (B) Each joint owner of shares of Class A Common Stock shall be considered a Holder of such shares.

                (C) A minor for whom shares of Class A Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Holder of such shares.

                (D) Unless otherwise specified, the term "person" means
              both natural persons and legal entities.

              (iv) Any purported transfer of Class A Common Stock other than to a Permitted Transferee shall automatically, without any further act or deed on the part of the Corporation or any other person, result in the conversion of such shares into shares of Common Stock on a share-for-share basis, effective on the date of such purported transfer. The Corporation may, as a condition to transfer or registration of transfer of shares of Class A Common Stock to a purported Permitted Transferee, require that the record holder establish to the satisfaction of the Corporation, by filing with the transfer agent an appropriate affidavit or certificate or such other proof as the Corporation shall deem necessary, that such transferee is a Permitted Transferee.


        5.2 Anything in this Article Fourth to the contrary notwithstanding, no share of Class A Common Stock may be held of record but not beneficially by a broker or dealer in securities, a bank or voting trustee or a nominee of any such, or otherwise held of record but not beneficially by a nominee of the beneficial owner of such share other than by an employee benefit or stock ownership plan of the Corporation (any such form of holding being referred to herein as holding in "street" or nominee name) and the Corporation shall issue a share of Common Stock for each share of Class A Common Stock which would otherwise be issuable to such nominee in any instance in which the Corporation reasonably believes that the proposed record holder intends to hold any such share in "street" or nominee name for the beneficial owner thereof; provided, however, that if any person establishes to the satisfaction of the Corporation in accordance with this paragraph 5.2 that he is the beneficial owner of any such share of Class A Common Stock, the Corporation shall issue such share in the name of such beneficial owner. Any such beneficial owner who desires to have shares of Class A Common

Stock issued in his name and the circumstances described in this paragraph 5.2 shall file an affidavit or certificate with the Secretary of the Corporation setting forth the name and address of such beneficial owner and certifying that he is the beneficial owner of the Common Stock, Convertible Subordinated Debenture or Preferred Stock held in "street" or nominee name in respect of which the shares of Class A Common Stock are to be issued. Any such affidavit or certificate shall be deemed filed only if it is satisfactory in form to the Corporation and received in the case of Class A Common Stock to be issued (i) in the Distribution, within 30 days after the Distribution Record Date or (ii) upon conversion of any Convertible Subordinated Debenture or Preferred Stock, at the time such security is tendered for conversion in accordance with its terms. If such affidavit or certificate shall not establish to the satisfaction of the Corporation the facts stated therein, then the Corporation shall issue Common Stock as provided in this paragraph 5.2.

        5.3. The Corporation shall note on the certificates representing the shares of Class A Common Stock that there are restrictions on transfer and registration of transfer imposed by paragraphs 5.1 and 5.2.

        5.4. (i) For purposes of this paragraph 5, "beneficial ownership" shall mean possession of the power to vote or to direct the vote and to dispose of or to direct the disposition of the share of Class A Common Stock in question, and a "beneficial owner" of a share of Class A Common Stock shall be the person having beneficial ownership thereof.

        (ii) The Board of Directors may, from time to time, establish practices and procedures and promulgate rules and regulations, in addition to those set forth in this Article Fourth, and amend or revoke any such, regarding the evidence necessary to establish entitlement of any transferee or purported transferee of Class A Common Stock to be registered as such. Should the transferee or purported transferee of any share wish to contest any decision of the Corporation on the question whether the transferee or purported transferee has established entitlement to be registered as a transferee of Class A Common Stock, then the Board of Directors shall in its sole discretion make the final determination.

        6. Other Matters.

        6.1. In case the Corporation shall at any time issue to the holders of its shares of Common Stock as such options or rights to subscribe for shares of Common Stock (including shares held in the Corporation's treasury) or any other security (whether of the Corporation or otherwise), the Corporation shall issue such options or rights to the holders of the Class A Common Stock and of any outstanding convertible Preferred Stock and outstanding Convertible Subordinated Debentures in the respective amounts equal to the amounts that such holders would have been entitled to receive had their respective Convertible Subordinated Debentures or shares of Class A Common Stock and convertible Preferred Stock been converted into Common Stock on the day prior to the date for the determination of the holders of Common Stock entitled to receive such options or rights.

        6.2. If any Convertible Subordinated Debenture or any share of Preferred Stock shall be converted after the Distribution Record Date but before the date of the Distribution (the "Payment Date"), certificates representing shares of Common Stock or Class A Common Stock to which the holder of such Convertible Subordinated Debenture or such share shall be entitled on account of such conversion shall be delivered to such holder on the Payment Date or as soon thereafter as practicable.

        6.3. In no event, upon conversion of any share of Preferred Stock into shares of Common Stock or Class A Common Stock, shall any allowance or adjustment be made in respect of dividends on the Preferred Stock, Common Stock or Class A Common Stock.

INITIAL SERIES OF $4.75 CONVERTIBLE PREFERRED STOCK

        There is hereby created an initial series of the Preferred Stock consisting of 1,549,467 shares, with the following voting powers, designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof:

        1. Designation. The designation of said initial series shall be $4.75 Convertible Preferred Stock, Series A (hereinafter called Series A Stock).

        2. Dividends. The holders of Series A Stock shall be entitled to cumulative dividends at the rate of $4.75 per share per annum when and as declared by the Board of Directors, payable quarterly on the first day of January, April, July, and October in each year (each such day being hereinafter called a dividend payment date). Dividends shall be cumulative on each share of Series A Stock from July 1, 1967 or from the dividend payment date next preceding the date of issuance of such share, whichever is later, except that dividends shall be cumulative from the date of issuance of any share issued on a dividend payment date and from the dividend payment date next following the date of issuance of any share issued between the record date for the determination of holders of Series A Stock entitled to receive a quarterly dividend and the dividend payment date for such quarterly dividend. Dividends at the above rate shall be cumulative whether or not the Corporation shall have had net profits or assets legally available for such dividends in any dividend period. Holders of Series A Stock shall not be entitled to any dividends other than full cumulative dividends in cash at the above rate, and shall be entitled to no interest on unpaid cumulative dividends.

        Unless the full amount of cumulative dividends on the Series A Stock up to and including the next following dividend payment date shall have been paid or declared and a sum sufficient for the payment thereof set apart, neither the Corporation nor any subsidiary of the Corporation shall at any time (a) set aside or apply any sum for the purchase or redemption of any outstanding capital stock of the Corporation of any class or series (whether by purchase or by redemption pursuant to any sinking fund provisions, optional redemption provisions, or otherwise), or (b) declare any dividend (other than a dividend payable in Common Stock) or set aside or apply any sum for the payment of any dividend or other distribution, on the Common Stock or any other class of stock of the Corporation except Preferred Stock.

        The Corporation shall not issue Preferred Stock of any series having dividend payment dates different from those of the Series A Stock and shall not issue any Preferred Stock, other than Series A Stock, unless full cumulative dividends on all outstanding shares of the Series A Stock up to and including the dividend payment date next following the date of such issue shall have been paid or declared and a sum sufficient for the payment thereof set apart; and neither the Corporation nor any subsidiary of the Corporation shall declare any dividend or set aside or apply any sum for the payment of dividends on any series of Preferred Stock other than Series A, if after giving effect to such dividend and to all dividends on the Series A Stock paid or declared and covered by a sum set aside for the payment thereof, the ratio between the unpaid cumulative dividends and the annual dividend rate on the Series A Stock would be greater than the same ratio in the case of such other series of Preferred Stock.

        For the purposes of the foregoing provisions a corporation is a subsidiary of another corporation (the parent) if a majority of the subsidiary's outstanding stock ordinarily entitled to vote in the election of directors (excluding stock which is entitled to vote in the election of directors only upon the happening of some contingency such as failure to pay dividends) is owned by the parent and/or one or more of its subsidiaries. A corporation is also the subsidiary of another corporation if its parent is a subsidiary of such other corporation.

        3. Optional Redemption. Shares of Series A Stock may be redeemed, in whole or in part, at any time after the fifth anniversary of the date on which any shares of Series A Stock are first issued, at the option of the Company expressed by resolution of the Board of Directors, at a redemption price in accordance with the following table, plus, in each case, an amount equal to unpaid cumulative dividends accrued to the date of redemption.

     IF THE DATE OF REDEMPTION IS IN
    THE YEAR INDICATED AFTER SHARES                   THE REDEMPTION PRICE
   OF SERIES A STOCK ARE FIRST ISSUED:                      SHALL BE:
   -----------------------------------                      ---------
      Sixth Year .................................          $104.75

      Seventh Year ...............................           104.25

      Eighth Year ................................           103.75

      Ninth Year .................................           103.25

      Tenth Year .................................           102.75

      Eleventh Year ..............................           102.25

      Twelfth Year ...............................           101.75

      Thirteenth Year ............................           101.25

      Fourteenth Year ............................           100.75

      Fifteenth Year .............................           100.25

      Sixteenth and Following Years ..............           100.00

        If less than all the outstanding shares of Series A Stock are to be redeemed, the shares to be redeemed shall be selected either by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors. Notice to the holders of shares of Series A Stock to be redeemed shall be given by mailing to such holders a notice of such redemption, first class, postage prepaid, not later than the thirtieth day, and not earlier than the sixtieth day, before the date fixed for redemption, at their last addresses as they shall appear upon the books of the Corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to any stockholder designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Stock.

        The notice of redemption to each stockholder whose shares of Series A Stock are to be redeemed shall specify the number of shares of Series A Stock of such stockholder to be redeemed, the date fixed for redemption and the redemption price at which shares of Series A Stock are to be redeemed, and shall specify where payment of the redemption price is to be made upon surrender of such shares, shall state the conversion price then in effect, and shall state that accrued dividends to the date fixed for redemption will be paid as specified in said notice, that from and after said date dividends thereon will cease to accrue, and that conversion rights of such shares shall cease and terminate at the close of business on the date fixed for redemption.

        In the case of each share of Series A Stock called for redemption as above provided, the Corporation shall be obligated (unless such share shall be converted on or prior to the redemption date) to pay to the holder thereof the redemption price plus accrued dividends, if any, to the redemption date, upon surrender of the certificate for such share at the office of any transfer agent for the Series A Stock, on or after the redemption date. Unless the Corporation shall default in the payment of the redemption price plus accrued dividends, if any, dividends on each share of Series A Stock so called for redemption shall cease to accrue from and after the redemption date.

        4. Rights on Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series A Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to $100 per share, plus an amount equal to unpaid cumulative dividends, (and no more) before any payment shall be made to the holders of Common Stock or any other class of stock of the Company other than Preferred Stock. If the assets of the Company available for distribution to its stockholders shall be insufficient to pay in full all amounts to which the holders of Preferred Stock of all series are entitled, the amount available for distribution to stockholders shall be shared by the holders of all series of Preferred Stock pro rata according to the amounts to which the shares of each series are entitled. For the purposes of this Section 4, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding up of the Corporation.

        5. Conversion. The shares of the Series A Stock shall be convertible at the option of the respective holders thereof at an assigned value of $100 per share, at any time at the office of the transfer agent for the Series A Stock located in the Borough of Manhattan, the City and State of New York, and at such other offices or agencies of the Company, if any, as the Board of Directors may determine, into fully paid and nonassessable whole shares of Common Stock of the Corporation at the conversion price, determined as hereinafter provided, in effect at the time of conversion; provided, however, such right of conversion shall cease and terminate, as to shares called for redemption, at the close of business on the date fixed for redemption, unless default shall be made in the payment of the redemption price.

        5.1. The initial price per share at which shares of Common Stock shall be delivered upon conversion (the "initial conversion price") shall be $40.41. The initial conversion price and any adjusted conversion price shall be subject to adjustment from time to time in certain instances as hereinafter provided. Upon conversion the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on (a) the shares of the Series A Stock surrendered for conversion or (b) the shares of Common Stock issued on conversion of such shares of Series A Stock, provided that a holder of Series A Stock of record on a record date for the payment of a dividend thereon shall be entitled to such dividend notwithstanding his conversion of such Series A Stock before the dividend is paid.

        Whenever reference is made in this Section 5 to the issue or sale of shares of Common Stock the term Common Stock shall mean stock of the Corporation of any class, whether now or hereafter authorized, which by its terms has the right to participate in the distribution of either the assets or earnings of the Corporation without limit as to amount or percentage. The Common Stock initially issuable upon conversion of shares of Series A Stock shall, however, be Capital Stock, $1 par value per share, of the Corporation as constituted on May 26, 1967.

        Before any holder of shares of Series A Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such shares of Series A Stock at one of the offices specified as provided in this Section 5, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank, and accompanied by funds in the amount of any tax or taxes payable or which may be payable in respect of any transfer involved in the issue and delivery of certificates for shares of Common Stock in a name other than that of the record holder of shares of Series A Stock in respect of which such shares of Common Stock are issued, and shall give written notice to the Corporation at said office that he elects so to convert said shares of Series A Stock, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued.

        The Corporation will as soon as practicable after such deposit of certificates for shares of Series A Stock accompanied by the written notice and the statement above prescribed, issue and deliver at the office at which such certificates for shares of Series A Stock shall have been deposited to the person for whose account such shares of Series A Stock were so surrendered, or to his nominee or nominees, certificates for the number of whole shares of Common Stock to which he shall be entitled as aforesaid, together with an adjustment of any fraction of a share as hereinafter provided, if not evenly convertible. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series A Stock to be converted; and the person or persons entitled to receive the shares of Common Stock issuable upon the conversion of such shares of Series A Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date. However, the Corporation shall not be required to convert, and no surrender of shares of Series A Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of shares of Series A Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, at the conversion price in effect at the date of such surrender.

        5.2. The conversion prices, initial or adjusted, referred to herein shall be subject to adjustment from time to time as follows:

                5.2.1. In case the Corporation shall at any time (a) issue or sell any shares of Common Stock without consideration, or for a consideration per share less than the conversion price, initial or adjusted, in effect immediately prior to the issuance or sale of such additional shares or (b) pay or make an extraordinary dividend or distribution on Common Stock (as defined in Subsection 5.2.2(v)), then, and thereafter successively upon each such issuance, sale, dividend or distribution, the initial or adjusted conversion price in effect immediately prior thereto (herein called the "current conversion price") shall simultaneously with such issuance, sale, dividend or distribution be reduced to a price (calculated to the nearest cent) determined by dividing

                (i) an amount equal to (A) the total number of shares of Common
              Stock outstanding when the current conversion price became effective multiplied by the current conversion price, plus (B) the aggregate of the amounts of all consideration, if any, received by the Corporation for the issuance or sale of shares of Common Stock since the current conversion price became effective, minus (C) the aggregate amount of all extraordinary dividends or distributions on Common Stock, paid by the Corporation since the current conversion price became effective, by

                (ii) the total number of shares of Common Stock outstanding immediately after such issuance, sale, dividend, or other distribution.

         For all purposes of this Section 5 there shall be deemed to have been outstanding when the initial conversion price became effective (a) all shares of Common Stock then issued and outstanding and (b) all shares of Common Stock thereafter issued by the Corporation in the special distribution of shares made to holders of record of the Capital Stock of the Corporation on the date immediately preceding the effective date of the merger of Rockwell-Standard Corporation into the Corporation.

                5.2.2. Calculations pursuant to Subsection 5.2.1 shall be made in accordance with the following provisions:

                (i) Except to the extent provided in paragraphs (viii) and (ix)
              of this Subsection 5.2.2, in case of the issuance or sale of additional shares of Common Stock for cash, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received by the Corporation for such shares (or, if such shares are offered by the Corporation for subscription, the subscription price, or, if such shares are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

                (ii) Except to the extent provided in paragraphs (viii) and
              (ix) of this Subsection 5.2.2, in case of the issuance (otherwise than upon conversion or exchange of securities convertible into Common Stock, hereinafter called "convertible securities") or sale of additional shares of Common Stock for a consideration other than cash or a consideration a part of which shall be other than cash, the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the fair value of such consideration as determined by the Board of Directors, irrespective of the accounting treatment thereof.

                (iii) Except to the extent provided in paragraphs (viii) and
              (ix) of this Subsection 5.2.2, in case at any time the Corporation shall in any manner (whether as a dividend or distribution on Common Stock, or otherwise) issue or grant any rights to subscribe for or to purchase, or any options for the purchase of, (A) Common Stock or (B) any convertible securities, or shall issue or sell convertible securities, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such convertible securities at the time such convertible securities first become convertible or exchangeable

              (determined by dividing

                (A) in the case of an issue or grant of any such rights or options, the total amount, if any, received or receivable by the Corporation as consideration for the issue or grant of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of such convertible securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of such convertible securities at the time such convertible securities first become convertible or exchangeable, or

                (B) in the case of an issue or sale of convertible securities other than where the same are issuable upon the exercise of any such rights or options, the total amount, if any, received or receivable by the Corporation as consideration for the issue or sale of such convertible securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of such convertible securities at the time such convertible securities first become convertible or exchangeable, by, in either such case,

                (C) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of such convertible securities at the time such convertible securities first become convertible or exchangeable)

    shall be less than the current conversion price, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such convertible securities at the time such convertible securities first become convertible or exchangeable shall (as of the date of issue or grant of such rights or options or, in the case of the issue or sale of convertible securities other than where the same are issuable upon the exercise of rights or options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of Subsection
    5.2.1 and to have been issued for said price per share; provided that, subject to the provisions of Subsection 5.2.3 below, no further adjustment of the conversion price shall be made upon the actual issue of any such Common Stock or convertible securities or upon the conversion or exchange of any such convertible securities.

        (iv) In the case of the issuance of additional shares of Common Stock as a dividend or as a distribution on Common Stock, the aggregate number of shares of Common Stock issued in payment of such dividend or distribution shall be deemed to have been issued on the record date for such dividend or distribution and shall be deemed to have been issued without consideration.

        (v) A dividend or distribution on Common Stock shall be deemed an extraordinary dividend or distribution if paid in cash otherwise than out of earned surplus or in property or securities (excluding Common Stock, convertible securities other than convertible debt securities and rights or options to subscribe for or purchase Common Stock or such convertible securities). An extraordinary dividend or distribution shall be deemed to have been paid or made on the record date therefor and the amount thereof, if payable in property, shall be deemed to be the fair value of such property on such record date, as determined by the Board of Directors.

        (vi) The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock at the close of business on the date fixed for the determination of stockholders entitled to receive such Common Stock.

        (vii) In the event that there shall be no record date for the determination of stockholders entitled to any dividend or distribution declared by the Corporation, the first business day during which the stock transfer books of the Corporation shall be closed for the purpose of such determination shall be deemed to be the record date for the determination of stockholders entitled to such dividend or distribution.

        (viii) In case the Corporation shall issue any shares of Common Stock pursuant to and to the extent permitted on May 26, 1967 under any employee stock option plans or employee stock purchase plans of the Corporation (including Rockwell-Standard Corporation) which are then in effect (including any additional shares that may become issuable pursuant to the adjustment provisions of any such plan in respect of shares so permitted to be issued), or in case the Corporation shall issue any Common Stock pursuant to the conversion of any of its outstanding 4 1/4% Convertible Subordinated Debentures due February 15, 1991, the Corporation shall be deemed to have received as consideration for each share of Common Stock so issued the conversion price in effect under the provisions of the Series A Stock at the time such share shall have been so issued. No account shall be taken of any options or rights to purchase any shares of Common Stock under any such plans (including any such options or rights issued after the above date), or the right to convert such debentures into shares of Common Stock, or the consideration payable for Common Stock upon the exercise of such rights or options or the conversion of such Debentures, until such shares of Common Stock are so issued.

         (ix) The provisions of Subsection 5.2.1 shall not be applicable in any case in which the Corporation shall (A) issue, in consideration of the acquisition by the Corporation or any subsidiary of all or substantially all of the stock of another company or all or substantially all of the assets of another company (whether by merger, acquisition of assets or otherwise), any Common Stock or convertible securities or rights or options to subscribe for or purchase Common Stock or convertible securities, or (B) issue any Common Stock pursuant to any such rights or options or upon conversion or exchange of such convertible securities. Shares of Common Stock, convertible securities, rights or options issued in any such case shall not be considered outstanding, and none of the consideration received by the Corporation for such Common Stock, or for such convertible securities, rights or options, or upon the exercise thereof, shall be taken into account, in determining the conversion price pursuant to Subsection 5.2.1.

         (x) The number of shares of Common Stock at any time outstanding shall include all shares of Common Stock then owned or held by or for the account of the Corporation (except for any such shares so owned or held on the date shares of Series A Stock are first issued, and any shares resulting from any reclassification or reclassifications of such shares effected while such shares were so owned or held, in each case so long as continuously owned or held by or for the account of the Corporation), and such shares (except as aforesaid) shall not, for the purpose of Subsection 5.2.1, thereafter be deemed to be again issued or sold upon their delivery.

         (xi) The adjustment provided for in Subsection 5.2.1 shall be made only if it results in a reduction of the current conversion price, and the Corporation shall not be required to make any reduction of the current conversion price if the amount of such reduction would be less than fifty cents ($.50), Such sum of fifty cents ($.50), or such sum as theretofore adjusted, shall be proportionately decreased upon any subdivision of the Common Stock of the Corporation, or shall be proportionately increased upon any combination of the Common Stock of the Corporation (in each case, to the nearest cent).

    5.2.3. In the event of an adjustment in the purchase price per share of Common Stock provided for in any options or rights referred to in paragraph
(iii) of Subsection 5.2.2 or in the consideration to be received by the Corporation upon the conversion or exchange of any convertible securities referred to in said paragraph (iii), the current conversion price shall forthwith be readjusted to such amount as would have been obtained had the adjustment in such purchase price or consideration been initially reflected upon the issuance of such options, rights or convertible securities, but such readjustment shall be made only to the extent that such options or rights which remain outstanding or unexercised and such convertible securities remain outstanding and unconverted and unexchanged, provided, however, that in no event shall any such readjustment increase the current conversion price to an amount in excess of the initial conversion price as adjusted only in accordance with the provisions of Subsection 5.2.4 below. Upon the expiration of any such options or rights or the termination of the right to convert or exchange any such convertible securities, the current conversion price shall forthwith be readjusted to such amount as would have obtained had the adjustment made upon the issuance of such options, rights or convertible securities been made upon the basis of the issuance of only the number of shares of Common Stock actually delivered upon the exercise of such options or rights or the conversion or exchange of such convertible securities and the number of shares of Common Stock issuable upon the exercise of outstanding options or rights which have not expired or upon the conversion or exchange of any outstanding convertible securities as to which the right to convert or exchange has not terminated, provided, however, that in no event shall any such readjustment increase the current conversion price to an amount in excess of the initial conversion price as adjusted only in accordance with the provisions of Subsection 5.2.4 below.
Upon any readjustment of the current conversion price pursuant to the provisions of this Subsection 5.2.3, such readjustment shall thereafter, for all purposes hereof, be deemed to have become effective at the time of the next preceding adjustment of the conversion price otherwise than pursuant to the provisions of this Subsection 5.2.3.

         5.2.4. In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the current conversion price shall, simultaneously with the effectiveness of such subdivision, be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the current conversion price shall, simultaneously with the effectiveness of such combination, be proportionately increased.

         5.2.5. For the purposes of this Section 5.2, a distribution of shares of Common Stock to holders of shares of Common Stock in which the number of shares distributed is 25% or more of the number of shares of Common Stock on which the distribution is to be made shall be deemed to be a subdivision of shares of Common Stock, and a distribution of a lesser number of shares of Common Stock shall be deemed to be a stock dividend.

         5.2.6. The above provisions of this Section 5.2 shall similarly apply to successive issues, sales, dividends or other distributions, subdivisions and combinations of or on shares of Common Stock.

         5.2.7. In case the Common Stock of the Corporation issuable upon conversion of the shares of Series A Stock shall be changed into another kind of capital stock (otherwise than through a subdivision or combination of shares) or shall represent the right to receive some other security or property, as a result of any capital reorganization, reclassification, or merger or consolidation with another corporation in which the Corporation is the surviving corporation, or sale of all or substantially all the assets of the Corporation to another corporation otherwise than for capital stock of the other corporation, each share of Series A Stock shall (subject to further adjustments in conversion price as herein provided) thereafter entitle the holder to acquire upon conversion thereof the kind and number of shares of stock or other securities or property to which such holder would have been entitled if he had held the Common Stock issuable upon the conversion of his Series A Stock immediately prior to such capital reorganization, reclassification, merger, consolidation or sale of assets.

    5.3. In case:

        (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

        (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

        (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

        (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at the office of the transfer agent of the Series A Stock and shall cause to be mailed to the holders of the Series A Stock at their addresses as they shall appear upon the record of such transfer agent at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

         (A) the record date for such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or

         (B) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

    5.4. Whenever the conversion price shall be adjusted as provided in Section 5.2, the Corporation shall forthwith file at each office designated for the conversion of shares of Series A Stock, a statement, signed by the Chairman of the Board, the President, any Vice President or the Treasurer of the Corporation, showing in reasonable detail the facts requiring such adjustment and the conversion price that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of shares of Series A Stock at his address appearing on the stock register. Where appropriate, such notice may be given in advance and may be included as part of a notice required to be mailed and published under the provisions of Section 5.3.

    5.5. The Corporation shall not be required to issue fractional shares of Common Stock or scrip upon conversion of shares of Series A Stock. As to any final fraction of a share of Common Stock which the same record holder of one or more shares of Series A Stock would otherwise be entitled to upon conversion of shares of Series A Stock in the same transaction, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the last sales price (or bid price if there were no sales) per share on the New York Stock Exchange on the business day which next precedes the date of conversion or, if such Common Stock is not listed on the New York Stock Exchange, of the market price per share (as determined in a manner prescribed by the Board of Directors of the Corporation) at the close of business on the business day which next precedes the date of conversion.

    5.6. The Corporation will pay any documentary stamp taxes attributable to the initial issuance of shares of Common Stock upon conversion of any shares of Series A Stock pursuant hereto, provided, however, that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for shares of Common Stock in a name other than that of the registered holder of shares of Series A Stock in respect of which such shares of Common Stock are issued.

    5.7. The Corporation shall at all times reserve and keep available, out of its treasury stock or authorized and unissued stock, or both, solely for the purpose of effecting the conversion of the shares of Series A Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Stock from time to time outstanding.

    Before taking any action which would cause an adjustment reducing the conversion price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted conversion price.

    6. Voting.

    6.1. Subject to the provisions of any applicable law, or of the By-laws of the Corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, at each meeting of stockholders of the Corpora-tion each holder of record of shares of Series A Stock shall be entitled to cast one vote for each share of

Series A Stock standing in such holder's name on the record books of the Corporation (with the same rights of cumulative voting, if any, as the Common Stock) on each matter on which the holders of record of the Common Stock of the Corporation shall be entitled to vote, voting together with the holders of record of the Common Stock and other series of Preferred Stock of the Corporation entitled to vote with the Common Stock of the Corporation, and not by classes or by series. Each such record holder of shares of Series A Stock shall be entitled to notice of any such meeting of stockholders. In addition, so long as any shares of Series A Stock are outstanding, if at the time of any annual meeting of stockholders for the election of directors a default in preferred dividends, as hereinafter defined, shall exist, the holders of shares of the Preferred Stock of the Corporation voting separately as a class without regard to series (with each share of Preferred Stock being entitled to one vote on a noncumulative basis) shall have the right to elect two members of the Board of Directors of the Corporation, and the holders of the Common Stock, the Series A Stock and any other series of Preferred Stock of the Corporation entitled to vote with the Common Stock, voting separately as another class, shall be entitled to elect the remaining members of the Board of Directors of the Corporation. Any director elected by the holders of the Preferred Stock, voting as a class as aforesaid, shall continue to serve as such director for the full term for which he shall have been elected notwithstanding that prior to the end of such term a default in preferred dividends shall cease to exist. If, prior to the end of the term of any director elected by the holders of the Preferred Stock, voting as a class as aforesaid, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, the remaining director so elected by the holders of shares of the Preferred Stock shall be entitled to nominate for election by the Board of Directors a successor director to hold office for the unexpired term of the director whose position has become vacant. If the vacancy is not filled by the election of such nominee or if there is then in office no director who has been elected by the holders of shares of the Preferred Stock, the Corporation shall, as soon as reasonably may be done, call (on at least 20 days' notice) a special meeting of the holders of shares of the Preferred Stock for the purpose of filling such vacancy or vacancies in the Board of Directors. If the Corporation fails to call such a meeting within 30 days after a written request by any three or more holders of shares of the Preferred Stock, then such three or more holders of shares of the Preferred Stock may call (on at least 20 days' notice) a special meeting of the holders of shares of the Preferred Stock for such purpose and, if the vacancy or vacancies are not theretofore filled as hereinabove provided, it or they may be filled at such meeting by the holders of shares of the Preferred Stock, voting separately as a class regardless of series. For the purposes of this Section 6, a default in preferred dividends shall be deemed to have occurred whenever the amount of unpaid cumulative dividends upon any series of Preferred Stock shall be equivalent to six full quarter-yearly dividends or more and, having so occurred, such default in preferred dividends shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock then outstanding, shall have been paid to the end of the last preceding quarterly dividend period.

    6.2. Without the written consent or affirmative vote of the holders of at least two-thirds of the aggregate number of shares of Preferred Stock of the Corporation at the time outstanding given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, without regard to series, the Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock as set forth in the Certificate of Incorporation or in any certificate providing for the authorization of Preferred Stock of any series so as to affect the Preferred Stock adversely (and the authorization or issuance of any class of stock with preference or priority over the Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up, shall be deemed so to affect the Preferred Stock adversely).

    6.3. Without the written consent or affirmative vote of the holders of at least a majority of the aggregate number of shares of Preferred Stock of the Corporation at the time outstanding given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, without regard to series, the Corporation will not increase the authorized amount of Preferred Stock. The term "Preferred Stock", for all purposes of this initial series of $4.75 Convertible Preferred Stock, Series A, shall mean and include any class of stock the holders of which shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, equal in preference or priority with the holders of the Series A Stock.

    7. Reacquired Shares. Shares of Series A Stock which have been issued and reacquired through redemption or purchase or have been converted into shares of any other class or classes of the stock of the Corporation shall, upon compliance with any applicable provision of the General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of the Series A Stock or as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

$1.35 CONVERTIBLE PREFERRED STOCK, SERIES B
    There is hereby created and authorized for issuance a series of Preferred Stock of the Corporation consisting of 4,131,401 shares, with the following voting powers, designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof:

    1. Designation. The designation of said series shall be $1.35 Convertible Preferred Stock, Series B (hereinafter called Series B Stock).

    2. Dividends. The holders of Series B Stock shall be entitled to cumulative dividends at the rate of $1.35 per share per annum when and as declared by the Board of Directors, payable quarterly on the first day of January, April, July, and October in each year (each such day occurring on or after July 1, 1969 being hereinafter called a dividend payment date). Dividends shall be cumulative on each share of Series B Stock from July 1, 1969 or from the dividend payment date next preceding the date of issuance of such share, whichever is later, except that dividends shall be cumulative from the date of issuance of any share issued on a dividend payment date and from the dividend payment date next following the date of issuance of any share issued between the record date for the determination of holders of Series B Stock entitled to receive a quarterly dividend and the dividend payment date for such quarterly dividend. Dividends at the above rate shall be cumulative whether or not the Corporation shall have had net profits or assets legally available for such dividends in any dividend period. Holders of Series B Stock shall not be entitled to any dividends other than full cumulative dividends in cash at the above rate, and shall be entitled to no interest on unpaid cumulative dividends.

    Unless the full amount of cumulative dividends on the Series B Stock up to and including the next following dividend payment date shall have been paid or declared and a sum sufficient for the payment thereof set apart, neither the Corporation nor any subsidiary of the Corporation shall at any time (a) set aside or apply any sum for the purchase or redemption of any outstanding capital stock of the Corporation of any class or series (whether by purchase or by redemption pursuant to any sinking fund provisions, optional redemption provisions, or otherwise), (b) declare any dividend (other than a dividend payable in Common Stock) or set aside or apply any sum for the payment of any dividend or other distribution, on the Common Stock or any other class of stock of the Corporation except Preferred Stock, or (c) declare or pay any dividend on the Series A Stock if, after giving effect thereto and all such dividends declared or paid on the Series B Stock, the ratio between the unpaid cumulative dividends and the annual dividend rate on the Series A Stock would not be the same as the same ratio for the Series B Stock.

    The Corporation shall not issue Preferred Stock of any series having dividend payment dates different from those of the Series B Stock and shall not issue any Preferred Stock, other than Series A or Series B Stock, unless full cumulative dividends on all outstanding shares of the Series A and Series B Stock up to and including the dividend payment date next following the date of such issue shall have been paid or declared and a sum sufficient for the payment thereof set apart; and neither the Corporation nor any subsidiary of the Corporation shall declare any dividend or set aside or apply any sum for the payment of dividends on any series of Preferred Stock other than Series A and Series B, if after giving effect to such dividend and to all dividends on the Series A and Series B Stock paid or declared and covered by a sum set aside for the payment thereof, the ratio between the unpaid cumulative dividends and the annual dividend rate on the Series A and Series B Stock would be greater than the same ratio in the case of such other series of Preferred Stock.

    For the purposes of the foregoing provisions a corporation is a subsidiary of another corporation (the parent) if a majority of the subsidiary's outstanding stock ordinarily entitled to vote in the election of directors (excluding stock which is entitled to vote in the election of directors only upon the happening of some contingency such as failure to pay dividends) is owned by the parent and/or one or more of its subsidiaries. A corporation is also the subsidiary of another corporation if its parent is a subsidiary of such other corporation.

    3. Optional Redemption. Shares of Series B Stock may be redeemed, in whole or in part, at any time after June 30, 1976, at the option of the Corporation expressed by resolution of the Board of Directors, at a redemption price in accordance with the following table, plus, in each case, an amount equal to unpaid cumulative dividends accrued to the date of redemption.

                                                 The redemption
 If the date of redemption is in                      price
      the Period indicated:                         shall be:
      ---------------------                         ---------
July 1, 1976 through June 30, 1977 ................  $38.00
July 1, 1977 through June 30, 1978 ................   37.60
July 1, 1978 through June 30, 1979 ................   37.20
July 1, 1979 through June 30, 1980 ................   36.80
July 1, 1980 through June 30, 1981 ................   36.40
July 1, 1981 and thereafter .......................   36.00

    If less than all the outstanding shares of Series B Stock are to be redeemed, the shares to be redeemed shall be selected either by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors. Notice to the holders of shares of Series B Stock to be redeemed shall be given by mailing to such holders a notice of such redemption, first class, postage prepaid, not later than the thirtieth day, and not earlier than the sixtieth day, before the date fixed for redemption, at their last addresses as they shall appear upon the books of the Corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to any stockholder designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Stock.

    The notice of redemption to each stockholder whose shares of Series B Stock are to be redeemed shall specify the number of shares of Series B Stock of such stockholder to be redeemed, the date fixed for redemption and the redemption price at which shares of Series B Stock are to be redeemed, and shall specify where payment of the redemption price is to be made upon surrender of such shares, shall state the conversion price then in effect, and shall state that accrued dividends to the date fixed for redemption will be paid as specified in said notice, that from and after said date dividends thereon will cease to accrue, and that conversion rights of such shares shall cease and terminate at the close of business on the date fixed for redemption.

    In the case of each share of Series B Stock called for redemption as above provided, the Corporation shall be obligated (unless such share shall be converted on or prior to the redemption date) to pay to the holder thereof the redemption price plus accrued dividends, if any, to the redemption date, upon surrender of the certificate for such share at the office of any transfer agent for the Series B Stock, on or after the redemption date. Unless the Corporation shall default in the payment of the redemption price plus accrued dividends, if any, dividends on each share of Series B Stock so called for redemption shall cease to accrue from and after the redemption date.

    4. Rights on Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Series B Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount equal to $36.00 per share, plus an amount equal to unpaid cumulative dividends (and no more) before any payment shall be made to the holders of Common Stock or any other class of stock of the Corporation other than Preferred Stock. If the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay in full all amounts to which the holders of Preferred Stock of all series are entitled, the amount available for distribution to stockholders shall be shared by the holders of all series of Preferred Stock pro rata according to the amounts to which the shares of each series are entitled. For the purposes of this Section 4, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding up of the Corporation.

        5. Conversion. The shares of the Series B Stock shall be convertible at the option of the respective holders thereof at the office of the transfer agent for the Series B Stock located in the Borough of Manhattan, the City and State of New York, and at such other offices or agencies of the Corporation, if any, as the Board of Directors may determine, into fully paid and nonassessable whole shares of Common Stock of the Corporation

        (a) at any time at an assigned value of $36.00 per share, or

        (b) until June 30, 1979, upon payment to the Corporation of $10.125, at an assigned value of $45.00 per share,

at the conversion price, determined as hereinafter provided, in effect at the time of conversion; provided, however, such right of conversion shall cease and terminate, as to shares called for redemption, at the close of business on the date fixed for redemption, unless default shall be made in the payment of the redemption price.

        5.1. The initial price per share at which shares of Common Stock shall be delivered upon conversion (the "initial conversion price") shall be $40.00. The initial conversion price and any adjusted conversion price shall be subject to adjustment from time to time in certain instances as hereinafter provided. Upon conversion the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on (a) the shares of the Series B Stock surrendered for conversion or (b) the shares of Common Stock issued on conversion of such shares of Series B Stock, provided that a holder of Series B Stock of record on a record date for the payment of a dividend thereon shall be entitled to such dividend notwithstanding his conversion of such Series B Stock before the dividend is paid.

        Whenever reference is made in this Section 5 to the issue or sale of shares of Common Stock the term Common Stock shall mean stock of the Corporation of any class, whether now or hereafter authorized, which by its terms has the right to participate in the distribution of either the assets or earnings of the Corporation without limit as to amount or percentage. The Common Stock initially issuable upon conversion of shares of Series B Stock shall, however, be Common Stock, $1 par value per share, of the Corporation as constituted on December 31, 1968.

        Before any holder of shares of Series B Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such shares of Series B Stock at one of the offices specified as provided in this Section 5, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank, and accompanied by funds in the amount of any tax or taxes payable or which may be payable in respect of any transfer involved in the issue and delivery of certificates for shares of Common Stock in a name other than that of the record holder of shares of Series B Stock in respect of which such shares of Common Stock are issued, and which are payable if conversion is made in accordance with Subparagraph (b) of
    Section 5 above, and shall give written notice to the Corporation at said office that he elects so to convert said shares of Series B Stock, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued.

        The Corporation will as soon as practicable after such deposit of certificates for shares of Series B Stock accompanied by the written notice and the statement above prescribed, issue and deliver at the office at which such certificates for shares of Series B Stock shall have been deposited to the person for whose account such shares of Series B Stock were so surrendered, or to his nominee or nominees, certificates for the number of whole shares of Common Stock to which he shall be entitled as aforesaid, together with an adjustment of any fraction of a share as hereinafter provided, if not evenly convertible. Such conversion shall be deemed to have been made as of the date of such surrender of the shares of Series B Stock to be converted; and the person or persons entitled to receive the shares of Common Stock issuable upon the conversion of such shares of Series B Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date. However, the Corporation shall not be required to convert, and no surrender of shares of Series B Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of shares of Series B Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, at the conversion price in effect at the date of such surrender notwithstanding the occurrence of the date fixed for redemption during such period.

        5.2. The conversion prices, initial or adjusted, referred to herein shall be subject to adjustment from time to time as follows:

                5.2.1. In case the Corporation shall at any time (a) issue or sell any shares of Common Stock without consideration, or for a consideration per share less than the conversion price, initial or adjusted, in effect immediately prior to the issuance or sale of such additional shares or (b) pay or make an extraordinary dividend or distribution on Common Stock (as defined in Subsection 5.2.2(v)), then, and thereafter successively upon each such issuance, sale, dividend or distribution, the initial or adjusted conversion price in effect immediately prior thereto (herein called the ("current conversion price") shall simultaneously with such issuance, sale, dividend or distribution be reduced to a price (calculated to the nearest cent) determined by dividing

                       (i) an amount equal to (A) the total number of shares
                of Common Stock outstanding when the current conversion price became effective multiplied by the current conversion price, plus (B) the aggregate of the amounts of all consideration, if any, received by the Corporation for the issuance or sale of shares of Common Stock since the current conversion price became effective, minus (C) the aggregate amount of all extraordinary dividends or distributions on Common Stock, paid by the Corporation since the current conversion price became effective, by

                       (ii) the total number of shares of Common Stock
                outstanding immediately after such issuance, sale, dividend, or other distribution.

                5.2.2. Calculations pursuant to Subsection 5.2.1 shall be made in accordance with the following provisions:

                        (i) Except to the extent provided in paragraphs (viii)
                and (ix) of this Subsection 5.2.2, in case of the issuance or sale of additional shares of Common Stock for cash, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received by the Corporation for such shares (or, if such shares are offered by the Corporation for subscription, the subscription price, or, if such shares are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

                        (ii) Except to the extent provided in paragraphs (viii)
                and (ix) of this Subsection 5.2.2, in case of the issuance (otherwise than upon conversion or exchange of securities convertible in to Common Stock, hereinafter called
                "convertible securities") or sale of additional shares of

    Common Stock for a consideration other than cash or a consideration a part of which shall be other than cash, the amount of the consideration other than cash received by the Corporation for such shares shall be deemed to be the fair value of such consideration as determined by the Board of Directors, irrespective of the accounting treatment thereof.

        (iii) Except to the extent provided in paragraphs (viii) and (ix) of this Subsection 5.2.2, in case at any time the Corporation shall in any manner (whether as a dividend or distribution on Common Stock, or otherwise) issue or grant any rights to subscribe for or to purchase, or any options for the purchase of, (A) Common Stock or (B) any convertible securities, or shall issue or sell convertible securities, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such convertible securities at the time such convertible securities first become convertible or exchangeable
    (determined by dividing

                (A) in the case of an issue or grant of any such rights or options, the total amount, if any, received or receivable by the Corporation as consideration for the issue or grant of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of such convertible securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of such convertible securities at the time such convertible securities first become convertible or exchangeable, or

                (B) in the case of an issue or sale of convertible securities other than where the same are issuable upon the exercise of any such rights or options, the total amount, if any, received or receivable by the Corporation as consideration for the issue or sale of such convertible securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of such convertible securities at the time such convertible securities first become convertible or exchangeable, by, in either such case,

                (C) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of such convertible securities at the time such convertible securities first become convertible or exchangeable)

    shall be less than the current conversion price, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such convertible securities at the time such convertible securities first become convertible or exchangeable shall (as of the date of issue or grant of such rights or options or, in the case of the issue or sale of convertible securities other than where the same are issuable upon the exercise of rights or options, as of the date of such issue or sale) be deemed to be issued and to be outstanding for the purpose of Subsection
    5.2.1 and to have been issued for said price per share; provided that, subject to the provisions of Subsection 5.2.3 below, no further adjustment of the conversion price shall be made upon the actual issue of any such Common Stock or convertible securities or upon the conversion or exchange of any such convertible securities.

        (iv) In the case of the issuance of additional shares of Common stock as a dividend or as a distribution on Common Stock, the aggregate number of shares of Common Stock issued in payment of such dividend or distribution shall be deemed to have been issued on the record date for such dividend or distribution and shall be deemed to have been issued without consideration.

        (v) A dividend or distribution on Common Stock shall be deemed an extraordinary dividend or distribution if paid in cash otherwise than out of earned surplus or in property or securities (excluding Common Stock, convertible securities other than convertible debt securities and rights or options to subscribe for or purchase Common
    Stock or such convertible securities). An extraordinary dividend or distribution shall be deemed to have been paid or made on the record date therefor and the amount thereof, if payable in property, shall be deemed to be the fair value of such property on such record date, as determined by the Board of Directors.

        (vi) The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock at the close of business on the date fixed for the determination of stockholders entitled to receive such Common Stock.

        (vii) In the event that there shall be no record date for the determination of stockholders entitled to any dividend or distribution declared by the Corporation, the first business day during which the stock transfer books of the Corporation shall be closed for the purpose of such determination shall be deemed to be the record date for the determination of stockholders entitled to such dividend or distribution.

        (viii) In case the Corporation shall issue any shares of Common Stock pursuant to any employee stock option plans, employee stock purchase plans or bonus, savings or other similar employee plans (including any additional shares that may become issuable pursuant to the adjustment provisions of any such plan in respect of shares so permitted to be issued), or in case the Corporation shall issue any Common Stock pursuant to the conversion of any a) of its outstanding 4 1/4% Convertible Subordinated Debentures due February 15, 1991 and b) any of its $4.75 Convertible Preferred Stock, Series A, the Corporation shall be deemed to have received as consideration for each share of Common Stock so issued the conversion price in effect under the provisions of the Series B Stock at the time such share shall have been so issued. No account shall be taken of any options or rights to purchase any shares of Common Stock under any such plans, or the right to convert such Debentures or Preferred Stock into shares of Common Stock, or the consideration payable for Common Stock upon the exercise of such rights or options or the conversion of such Debentures or Preferred Stock until such shares of Common Stock are so issued.

        (ix) The provisions of Subsection 5.2.1 shall not be applicable in any case in which the Corporation shall (A) issue, in consideration of the acquisition by the Corporation or any subsidiary of all or substantially all of the stock of another company or all or substantially all of the assets of another company (whether by merger, acquisition of assets or otherwise), any Common Stock or convertible securities or rights or options to subscribe for or purchase Common Stock or convertible securities, or (B) issue any Common Stock pursuant to any such rights or options or upon conversion or exchange of such convertible securities. Shares of Common Stock, convertible securities, rights or options issued in any such case shall not be considered outstanding, and none of the consideration received by the Corporation for such Common Stock, or for such convertible securities, rights or options, or upon the exercise thereof, shall be taken into account, in determining the conversion price pursuant to Subsection 5.2.1.

        (x) The number of shares of Common Stock at any time outstanding shall include all shares of Common Stock then owned or held by or for the account of the Corporation (except for any such shares so owned or held on the date shares of Series B Stock are first issued, and any shares resulting from any reclassification or reclassifications of such shares effected while such shares were so owned or held, in each case so long as continuously owned or held by or for the account of the Corporation), and such shares (except as aforesaid) shall not, for the purposes of Subsection 5.2.1, thereafter be deemed to be again issued or sold upon their delivery.

        (xi) The adjustment provided for in Subsection 5.2.1 shall be made only if it results in a reduction of the current conversion price, and the Corporation shall not be required to make any reduction of the current conversion price if the amount of such reduction would be less than fifty cents ($.50). Such sum of fifty cents ($.50), or such sum as theretofore adjusted, shall be proportionately decreased upon any subdivision of the Common Stock of the Corporation, or shall be proportionately increased upon any combination of the Common Stock of the Corporation (in each case, to the nearest cent).

        5.2.3. In the event of an adjustment in the purchase price per share of Common Stock provided for in any options or rights referred to in paragraph (iii) of Subsection 5.2.2 or in the consideration to be received by the Corporation upon the conversion or exchange of any convertible securities referred to in said paragraph (iii), the current conversion price shall forthwith be readjusted to such amount as would have been obtained had the adjustment in such purchase price or consideration been initially reflected upon the issuance of such options, rights or convertible securities, but such readjustment shall be made only to the extent that such options or rights which remain outstanding or unexercised and such convertible securities remain outstanding and unconverted and unexchanged, provided, however, that in no event shall any such readjustment increase the current conversion price to an amount in excess of the initial conversion price as adjusted only in accordance with the provisions of Subsection 5.2.4 below. Upon the expiration of any such options or rights or the termination of the right to convert or exchange any such convertible securities, the current conversion price shall forthwith be readjusted to such amount as would have obtained had the adjustment made upon the issuance of such options, rights or convertible securities been made upon the basis of the issuance of only the number of shares of Common Stock actually delivered upon the exercise of such options or rights or the conversion or exchange of such convertible securities and the number of shares of Common Stock issuable upon the exercise of outstanding options or rights which have not expired or upon the conversion or exchange of any outstanding convertible securities as to which the right to convert or exchange has not terminated, provided, however, that in no event shall any such readjustment increase the current conversion price to an amount in excess of the initial conversion price as adjusted only in accordance with the provisions of Subsection 5.2.4 below. Upon any readjustment of the current conversion price pursuant to the provisions of this Subsection 5.2.3, such readjustment shall thereafter, for all purposes hereof, be deemed to have become effective at the time of the next preceding adjustment of the conversion price otherwise than pursuant to the provisions of this Subsection 5.2.3.

        5.2.4. In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the current conversion price shall, simultaneously with the effectiveness of such subdivision, be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the current conversion price shall, simultaneously with the effectiveness of such combination, be proportionately increased.

        5.2.5. For the purposes of this Subsection 5.2, a distribution of shares of Common Stock to holders of shares of Common Stock in which the number of shares distributed is 25% or more of the number of shares of Common Stock on which the distribution is to be made shall be deemed to be a subdivision of shares of Common Stock, and a distribution of a lesser number of shares of Common Stock shall be deemed to be a stock dividend.

        5.2.6. The above provisions of this Subsection 5.2 shall similarly apply to successive issues, sales, dividends or other distributions, subdivisions and combinations of or on shares of Common Stock.

        5.2.7. In case the Common Stock of the Corporation issuable upon conversion of the shares of Series B Stock shall be changed into another kind of capital stock (otherwise than through a subdivision or combination of shares) or shall represent the right to receive some other security or property, as a result of any capital reorganization, reclassification, or merger or consolidation with another corporation in which the Corporation is the surviving corporation, or sale of all or substantially all the assets of the Corporation to another corporation otherwise than for capital stock of the other corporation, each share of Series B Stock shall (subject to further adjustments in conversion price as herein provided) thereafter entitle the holder to acquire upon conversion thereof the kind and number of shares of stock or other securities or property to which such holder would have been entitled if he had held the Common Stock issuable upon the conversion of his Series B Stock immediately prior to such capital reorganization, reclassification, merger, consolidation or sale of assets.


    5.3. In case:

        (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

        (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

        (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

        (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation then the Corporation shall cause to be filed at the office of the transfer agent of the Series B Stock and shall cause to be mailed to the holders of the Series B Stock at their addresses as they shall appear upon the record of such transfer agent at least ten days prior to the record date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

        (A) the record date for such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or

        (B) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

        5.4. Whenever the conversion price shall he adjusted as provided in Subsection 5.2, the Corporation shall forthwith file at each office designated for the conversion of shares of Series B Stock, a statement, signed by thc Chairman of the Board, the President, any Vice President or the Treasurer of Corporation, showing in reasonable detail the facts requiring such adjustment and the conversion price that will be effective after such adjustment. The Corporation shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to each record holder of shares of Series B Stock at his address appearing on the stock register. Where appropriate, such notice may be given in advance and may included as part of a notice required to he mailed and published under the provisions of Section 5.3.

        5.5. The Corporation shall not be required to issue fractional shares of Common Stock or scrip upon conversion of shares of Series B Stock. As to any final fraction of a share of Common Stock which the same record holder of one or more shares of Series B Stock would otherwise be entitled to upon conversion of shares of Series B Stock in the same transaction, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the last sales price (or bid price if there were no sales) per share on the New York Stock Exchange on the business day which next precedes the date of conversion or, if such Common Stock is not listed on the New York Stock Exchange, of the market price per share (as determined in a manner prescribed by the Board of Directors of the Corporation) at the close of business on the business day which next precedes the date of conversion.

    5.6. The Corporation will pay any documentary stamp taxes attributable to the initial issuance of shares of Common Stock upon conversion of any shares of Series B Stock pursuant hereto, provided, however, that the Corporation shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for shares of Common Stock in a name other than that of the registered holder of shares of Series B Stock in respect of which such shares of Common Stock are issued.

    5.7. The Corporation shall at all times reserve and keep available, out of its treasury stock or authorized and unissued stock, or both, solely for the purpose of effecting the conversion of the shares of Series B Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series B Stock from time to time outstanding.

    Before taking any action which would cause an adjustment reducing the conversion price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted conversion price.

    6. Voting.

    6.1. Subject to the provisions of any applicable law, or of the By-laws of the Corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, at each meeting of stockholders of the Corpora-tion each holder of record of shares of Series B Stock shall be entitled to cast one vote for each share of Series B Stock standing in such holder's name on the record books of the Corporation (with the same rights of cumulative voting, if any, as the Common Stock) on each matter on which the holders of record of the Common Stock of the Corporation shall be entitled to vote, voting together with the holders of record of the Common Stock and other series of Preferred Stock of the Corporation entitled to vote with the Common Stock of the Corporation, and not by classes or by series. Each such record holder of shares of Series B Stock shall be entitled to notice of any such meeting of stockholders. In addition, so long as any shares of Series B Stock are outstanding, if at the time of any annual meeting of stockholders for the election of directors a default in preferred dividends, as hereinafter defined, shall exist, the holders of shares of the Preferred Stock of the Corporation voting separately as a class without regard to series (with each share of Preferred Stock being entitled to one vote on a noncumulative basis) shall have the right to elect two members of the Board of Directors of the Corporation, and the holders of the Common Stock, the Series B Stock and any other series of Preferred Stock of the Corporation entitled to vote with the Common Stock, voting separately as another class, shall be entitled to elect the remaining members of the Board of Directors of the Corporation. Any director elected by the holders of the Preferred Stock, voting as a class as aforesaid, shall continue to serve as such director for the full term for which he shall have been elected notwithstanding that prior to the end of such term a default in preferred dividends shall cease to exist. If, prior to the end of the term of any director elected by the holders of the Preferred Stock, voting as a class as aforesaid, a vacancy in the office of such director shall occur by reason of death, resignation, removal or disability, or for any other cause, the remaining director so elected by the holders of shares of the Preferred Stock shall be entitled to nominate for election by the Board of Directors a successor director to hold office for the unexpired term of the director whose position has become vacant. If the vacancy is not filled by the election of such nominee or if there is then in office no director who has been elected by the holders of shares of the Preferred Stock, the Corporation shall, as soon as reasonably may be done, call (on at least 30 days' notice) a special meeting of the holders of shares of the Preferred Stock for the purpose of filling such vacancy or vacancies in the Board of Directors. If the Corporation fails to call such a meeting within 30 days after a written request by any three or more holders of shares of the Preferred Stock, then such three or more holders of shares of the Preferred Stock may call (on at least 30 days' notice) a special meeting of the holders of shares of the Preferred Stock for such purpose and, if the vacancy or vacancies are not theretofore filled as hereinabove provided, it or they may be filled at such meeting by the holders of shares of the Preferred Stock, voting separately as a class regardless of series. For the purposes of this Section 6, a default in preferred dividends shall be deemed to have occurred whenever the amount of unpaid cumulative dividends upon any series of Preferred Stock shall be equivalent to six full quarter-yearly dividends or more and, having so occurred, such default in preferred dividends shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock then outstanding, shall have been paid to the end of the last preceding quarterly dividend period.

    6.2. Without the written consent or affirmative vote of the holders of at least two-thirds of the aggregate number of shares of Preferred Stock of the Corporation at the time outstanding given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, without regard to series, the Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Preferred Stock as set forth in the Certificate of Incorporation or in any certificate providing for the authorization of Preferred Stock of any series so as to affect the Preferred Stock adversely (and the authorization or issuance of any class of stock with preference or priority over the Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up, shall be deemed so to affect the Preferred Stock adversely).

    6.3. Without the written consent or affirmative vote of the holders of at least a majority of the aggregate number of shares of Preferred Stock of the Corporation at the time outstanding given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, without regard to series, the Corporation will not increase the authorized amount of Preferred Stock. The term "Preferred Stock", for all purposes of this series of $1.35 Convertible Preferred Stock, Series B, shall mean and include any class of stock the holders of which shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or liquidation prices, equal in preference or priority with the holders of the Series B Stock.

    7. Reacquired Shares. Shares of Series B Stock which have been issued and reacquired through redemption or purchase or have been converted into shares of any other class or classes of the stock of the Corporation shall, upon compliance with any applicable provision of the General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of the Series A or Series B Stock or as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

    FIFTH: The names and places of residence of each of the original subscribers to the capital stock of the Corporation and the number of shares subscribed for by each at twelve dollars and fifty cents ($12.50) per share are as follows:

                                                             NUMBER
          NAMES                 PLACES OF RESIDENCE         OF SHARES
          -----                 -------------------         ---------
         A. L. Miller .......     Wilmington, Del.             33
         A. V. Lane .........     Wilmington, Del.             33
         C. S. Peabbles .....     Wilmington, Del.             34


    SIXTH: The Corporation is to have perpetual existence.

    SEVENTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

    EIGHTH: The number of directors of the Corporation shall be fixed by its By-laws and may be changed from time to time as provided in the By-laws. In the case of any increase in the number of directors of the Corporation, the additional directorships created may be filled in the first instance in the same manner as a vacancy in the Board of Directors. A director need not be a stockholder. The election of directors of the Corporation need not be by ballot unless the By-laws so require.

    The Board of Directors may, by resolution or resolutions, passed by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which to the extent provided in said resolution or resolutions or in the By-laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have the power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

    No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This paragraph shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of its adoption. No repeal or modification of this paragraph, directly or by adoption of an inconsistent provision of this Certificate of Incorporation, by the stockholders of the Corporation shall be effective with respect to any cause of action, suit, claim or other matter that, but for this paragraph, would accrue or arise prior to such repeal or modification.

    NINTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

         (a) To make, alter, amend and repeal the By-laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or of the Certificate of Incorporation of the Corporation, subject to the power of the holders of the capital stock to alter or repeal the By-laws made by the Board of Directors;

         (b) To determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by the laws of the State of Delaware unless and until authorized so to do by resolution of the Board of Directors, or of the stockholders of the Corporation;

         (c) Without the assent or vote of the stockholders, to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertibility or otherwise, as such Board of Directors, in its discretion, may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property;

         (d) To determine whether any, and if any, what part, of the annual net profits of the Corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such annual net profits or net assets in excess of capital;

         (e) To fix from time to time the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose.

    In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, the Certificate of Incorporation and the By-laws of the Corporation.

    TENTH: At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its stockholders (except as provided in any series of the Preferred Stock), the Corporation may issue or sell any shares of its capital stock of any class, whether out of the unissued shares thereof authorized by the Certificate of Incorporation of the Corporation as originally filed or by any amendment thereof or out of shares of its stock acquired by it after the issue thereof, and whether or not the shares thereof so issued or sold shall confer upon the holders thereof the right to exchange such shares for other shares of stock of the Corporation of any class or classes. In each case the consideration to be received by the Corporation for any such shares so issued or sold shall be fixed from time to time by resolution of the Board of Directors. Each share of the capital stock of the Corporation issued or sold pursuant to the foregoing provisions of this Article Tenth and the full consideration for which in each case as so fixed by the Directors shall have been paid or delivered to the Corporation, shall be conclusively deemed to be fully paid stock and shall not be liable to any fur-ther call or assessments thereon, and the holder thereof shall not be liable for any further payments in respect thereof. The Corporation may receive in payment, in whole or in part, for any shares of its stock issued or sold by it, cash, labor done, personal property or real property or leases thereof, and in the absence of actual fraud in the transaction, the judgment of the directors of the Corporation as to the value of the labor, property, real estate or leases thereof so received, shall be conclusive.

    ELEVENTH: Unless otherwise determined by the Board of Directors, no holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any stock of any class which the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes and whether out of unissued shares authorized by the Certificate of Incorporation of the Corporation as originally filed or by any amendment thereof or out of shares of stock of the Corporation acquired by it after the issue thereof; nor, unless otherwise determined by the Board of Directors, shall any holder of any shares of the capital stock of the Corporation, as such holder, have any right to purchase or subscribe for any obligation which the Corporation may issue or sell that shall be convertible into, or exchangeable for, any shares of the stock of the Corporation of any class or classes, or to which shall be attached or appurtenant any warrant or warrants or other instrument or instruments that shall confer upon the holder or holders of such obligation the right to subscribe for or purchase from the Corporation any shares of its capital stock of any class or classes.

    TWELFTH: Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

    No act of this Corporation, and no contract or other transaction between this Corporation and any corporation, firm, joint venture, association or other entity or organization, shall be affected or invalidated (in the absence of fraud) by the fact that any director or officer of the Corporation is a beneficiary of such act, or a party to such contract or other transaction, or pecuniarily or otherwise interested therein, or connected with (whether as director, officer, creditor or otherwise) or pecuniarily or otherwise interested in such entity or organization. Any such director of this Corporation may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation or any committee thereof which shall authorize or ratify any such act, contract or other transaction, and may vote to authorize or ratify any such act, contract or other transaction, with full force and effect.

    Any contract, transaction or act of the Corporation or of the directors or of any committee, which shall be ratified by a majority of a quorum of the stockholders of the Corporation at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by the Certificate of Incorporation of the Corporation, be as valid and as binding as though ratified by every stockholder of the Corporation.

    THIRTEENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

    FOURTEENTH: From time to time any of the provisions of the Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the statutes of the State of Delaware at the time in force may be added or inserted in the manner at the time prescribed by said statutes, and all rights at any time conferred upon the stockholders of the Corporation by its Certificate of Incorporation are granted subject to the provisions of this Article Fourteenth.

    FIFTEENTH: The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article Fifteenth.

    1. Higher Vote for Business Combinations. In addition to any affirmative vote required by law, this Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in
Section 2 of this Article Fifteenth, a Business Combination shall not be consummated without the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of all capital stock of the Corporation (the "Capital Stock") entitled to vote generally in the election of directors (such Capital Stock hereinafter called the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

    2. When Higher Vote Is Not Required. The provisions of Section 1 of this Article Fifteenth shall not be applicable to a Business Combination if the conditions specified in either of the following paragraphs A or B are met.

         A. Approval by Continuing Directors. The Business Combination shall have been approved by at least two-thirds of the Continuing Directors
    (as hereinafter defined), whether such approval is made prior to or subsequent to the date on which the Interested Stockholder (as hereinafter defined) became an Interested Stockholder (the "Determination Date").

         B. Price and Procedure Requirements. Each of the seven conditions specified in the following subparagraphs (i) through (vii) shall have been met:

              (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Consummation Date") of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be an amount at least equal to the higher amount determined under clauses (a) and (b) below (the requirements of this paragraph B (i) shall be applicable with respect to all shares of Common Stock outstanding, whether or not the Interested Stockholder has previously acquired any shares of the Common Stock):

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
         (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any shares of Common Stock acquired beneficially by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Morgan Guaranty Trust Company of New York (or other major bank headquartered in New York City selected by at least two-thirds of the Continuing Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; and

         (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher.

    (ii) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than the Common Stock, in such Business Combination shall be an amount at least equal to the highest amount determined under clauses (a), (b) and (c) below (the requirements of this paragraph B(ii) shall be applicable with respect to all shares of every class or series of outstanding Capital Stock, other than the Common Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class or series of Capital Stock):

         (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any shares of such class or series of Capital Stock acquired beneficially by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Morgan Guaranty Trust Company of New York (or other major bank headquartered in New York City selected by at least two-thirds of the Continuing Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of such class or series of Capital Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of such class or series of Capital Stock; and

         (b) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher; and

         (c) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

    (iii) The consideration to be received by holders of a particular class or series of outstanding Capital Stock (including Common Stock) shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

    (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination, such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that,

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
    after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock; and, except as approved by at least two-thirds of the Continuing Directors: (a) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (b) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock); and (c) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock.

        (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

        (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities
    Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by at least two-thirds of the Continuing Directors, the opinion of an investment banking firm selected for and on behalf of the Corporation by at least two-thirds of the Continuing Directors as to the fairness of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates (as hereinafter defined).

        (vii) Such Interested Stockholder shall not have made any material change in the Corporation's business or equity capital structure without the approval of at least two-thirds of the Continuing Directors.

  Any Business Combination to which Section I of this Article Fifteenth shall not apply by reason of this Section 2 shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation, the By-Laws of the Corporation or any agreement with any national securities exchange.

   3. Certain Definitions. For the purposes of this Article Fifteenth:

      A. A "Business Combination" shall mean:

        (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

        (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets or securities of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder having an aggregate Fair Market Value of $25,000,000 or more; or

        (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

        (iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any

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
    other transaction (whether or not with or into or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested
    Stockholder or any Affiliate or Associate of any Interested Stockholder; or

        (v) any agreement, contract, arrangement or other understanding providing for any one or more of the actions specified in clauses (i) through (iv) above.

    B. A "person" shall mean any individual, firm, corporation or other entity and shall include any group composed of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

    C. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

        (i) is the beneficial owner of Voting Stock having 10% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or

        (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock having 10% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or

        (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

    D. A person shall be a "beneficial owner" of any Capital Stock:

        (i) which such person or any Affiliate or Associate of such person beneficially owns, directly or indirectly; or

        (ii) which such person or any Affiliate or Associate of such person has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or
    (b) the right to vote pursuant to any agreement, arrangement or understanding; or

        (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.

    E. For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph C of this Section 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed owned by the Interested Stockholder through application of paragraph D of this Section 3 but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

    F. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on October 1, 1984 (the term "registrant" in such Rule 12b-2 meaning in this case the Corporation).

    G. "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph C of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.


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
        H. "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed a Continuing Director by at least two-thirds of Continuing Directors then members of the Board.

        I. "Fair Market Value" means: (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by at least two-thirds of the Continuing Directors; and (iii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by at least two-thirds of the Continuing Directors.

        J. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and (ii) of Section 2 of this Article Fifteenth shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

        4. Powers of Continuing Directors. Any determination as to compliance with this Article Fifteenth, including without limitation (A) whether a person is an Interested Stockholder, (B) the number of shares of Capital Stock or other securities beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the requirements of paragraph B of Section 2 have been met with respect to any Business Combination, and (E) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more shall be made only upon action by not less than two-thirds of the Continuing Directors of the Corporation; and the good faith determination of at least two-thirds of the Continuing Directors on
such matters shall be conclusive and binding for all   the purposes of this
Article Fifteenth.

        5. No Effect on Fiduciary Obligations. Nothing contained in this Article Fifteenth shall be construed to relieve the Board of Directors or any Interested Stockholder from any fiduciary obligation imposed by law.

        6. Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Fifteenth; provided, however, that the preceding provisions of this Section 6 shall not apply to any amendment to this Article Fifteenth, and such amendment shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation, if such amendment shall have been approved by at least two-thirds of the members of the Board who are persons who would be eligible to serve as Continuing Directors.

        SIXTEENTH: No action shall be taken by stockholders of the Corporation except at an annual or special meeting of stockholders of the Corporation.

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